Exhibit 10.10

CONVERTIBLE NOTE AGREEMENT

$[●]

February [●], 2024

FOR VALUE RECEIVED, BRB Foods, Inc., a Wyoming corporation with principal place of business at Rua Doutor Eduardo de Souza Aranha, 387 — Conjunto 151, Sao Paulo, SP, Brazil, 04543-121 (hereinafter called “Borrower” or the “Company”), hereby promises to pay to [Holder] or Designated Entity, [Holder Address], the sum of [●] U.S. Dollars (US$[●]), with interest accruing at an annual rate of six-and-a-half (6.5%) percent. Interest hereunder shall be payable at maturity in kind, with payment in shares of the Company common stock valued at the Conversion Price (as hereinafter defined; the “PIK Shares”), or if there is no Financing Event (as hereinafter defined) such Interest shall be paid in cash. The Company and Holder collectively shall be designated for purposes of this Convertible Note (the “Note”) as the Parties.

Use of Proceeds: The proceeds of this Note shall be used exclusively for expenses related to the Company’s initial public offering (IPO), including but not limited to legal fees, underwriting fees, and filing fees. The Note shall not be used for past payables, or any other expenses not related to the IPO or required for its implementation.

Registration of Shares: The Company agrees to register the Conversion Shares and PIK Shares issued upon conversion of this Note, pursuant to the Securities Act of 1933, as amended, to ensure they are freely tradable by the Holder. The Company shall provide the Holder with invoices for the IPO costs covered by the amount of the Note.

The principal and accrued interest pursuant to this Note may be converted to shares of the Company’s common stock (the “Conversion Shares” and the PIK Shares, respectively) in whole or in parts, in the Subscriber’s sole discretion, pursuant to the terms of the Conversion mechanism set forth in Section 1.3 below. All the Conversion Shares and PIK Shares issuable hereunder will upon issuance be fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Borrower shall always have authorized and reserved for the issuance of enough shares of its common stock to provide for the payment of interest and the conversion of this Note.

ARTICLE I - PAYMENT RELATED PROVISIONS

1.1 Interest Payments. The Borrower shall pay interest at an annual rate of Six-and-a-Half (6.5%) percent on the outstanding principal amount of this Note in PIK Shares (or if there is no Financing Event, such Interest shall be paid in cash) on the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the “Debt.”

1.2 Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date as provided herein unless the Automatic Conversion provisions contained herein are satisfied in section 1.3.

1.3 Conversion. In the event the Company undergoes a Financing Event on or before the Maturity Date, then the outstanding principal balance of the Note and all accrued and unpaid interest (the “Conversion Amount”) may be converted into Conversion Shares at the Conversion Price immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of the Company’s initial public offering effective (the “Financing Event”) in whole or in parts, in the Subscriber’s sole discretion. In no event shall the Company issue fractional shares; all fractional shares shall be rounded up to the next whole share. The “Conversion Price” shall mean a price equal to 65% of the per share price of the securities sold in the Financing Event.

True-Up Period: On the date that is twenty (20) Trading Days from the Financing Event that the Conversion Shares delivered by the Company to the Subscriber become Free Trading, there shall be a true-up period of 10 business days from the share issuance date. If the Conversion Price as of the True-Up Date is less than the Conversion Price sold in the Financing Event, the Company shall deliver additional Conversion Shares (“True-Up Shares”) to the Subscriber as specified.

1.5 Maturity Date. Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Notes will become due and payable on the earliest to occur of: (i) that date which is nine (9) months from the date of this Note; or (ii) an Event of Default occurs.

1.6 Warrant Issuance. As part of this agreement, the Company shall issue the Holder warrants that enable the purchase of stock worth $100,000, exercisable on a cashless basis. These warrants shall have a strike price set at 125% of the per share price at the Company’s initial public offering (IPO) and shall be valid for a period of three (3) years from the date of issue.

1.7 True-Up. On the date that is twenty (20) Trading Days (a “True-Up Date”) from the Financing Event that the Conversion Shares delivered by the Company to the Subscriber become Free Trading, there shall be a true-up where the Company shall deliver to the Subscriber additional Conversion Shares (“True-Up Shares”) if the Conversion Price as of the True-Up Date is less than the Conversion Price sold in the Financing Event. In such event, the Company shall deliver to the Subscriber within three (3) Trading Days of the True-Up Date (the “True-Up Share Delivery Date”) a number of True-Up Shares equal to the difference between the number of Conversion Shares that would have been delivered to Subscriber on the True-Up Date based on the Conversion Price as of the True-Up Date and the number of Conversion Shares originally delivered to the Subscriber pursuant to the Conversion mechanism set forth in Section 1.3 above. For the avoidance of doubt, if the Conversion Price as of the True-Up Date is higher than the Conversion Price set forth in the Conversion mechanism set forth in Section 1.3 above, then Company shall have no obligation to deliver True-Up Shares to the Subscriber, nor shall the Subscriber have any obligation to return any excess Conversion Shares to Borrower under any circumstance. For the convenience of the Company only, the Subscriber may, in its sole discretion, deliver to the Company a notice in writing informing the Company of the number of True-Up Shares it is obligated to deliver to the Subscriber as of any given True-Up Date, provided that if the Subscriber does not deliver any such notice, the Company shall not be relieved of its obligation to deliver True-Up Shares. Notwithstanding the foregoing, if the Company fails to deliver any required True-Up Shares on or before any applicable True-Up Share Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase by a sum equal to the number of True-Up Shares deliverable as of the applicable True-Up Date multiplied by the market price for the Common Stock as of the applicable True-Up Date (under the Subscriber’s and the Company’s expectations that any such increase will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 of the Securities Act).

ARTICLE II - EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, may accelerate repayment of all sums or principal and payment of unpaid interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived. For purposes of this Note, the term “Events of Default” shall mean any of the following:

2.1 Failure of Payment of the Principal or the Interest. The Borrower fails to pay any (i) principal of or interest on the Note when the same shall be due and payable, or (ii) any other amounts payable hereunder or under any other Note Document within ten business days of the same becoming due and payable.

2.2 Breach of Covenant/Obligation. The Borrower breaches any obligation, covenant or other term, or condition of this Note and such breach continues for more than a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.3 Breach of Representations and Warranties. Any representation of or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection with the Borrower shall be false or misleading in any material respect.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for, or consent to, the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by or against the Borrower.

ARTICLE III - REPRESENTATIONS BY HOLDER

Holder represents and warrants to Borrower as follows:

3.1 Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables and working capital obligations. The Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder’s investment in this Note.

3.3 Holder hereby certifies that Holder is an “Accredited Investor” (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) because at least one of the following statements is applicable to Holder: (a) Holder is an Accredited Investor because the Holder had individual income of more than $200,000 in each of the two prior calendar years and reasonably expects to have individual income in excess of $200,000 during the current calendar year. (b) Holder is an Accredited Investor because the Holder and his or her spouse together had income of more than $300,000 in each of the two prior calendar years and expect to have joint income more than $300,000 during the current calendar year. (c) Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his or her spouse have a joint net worth of more than $1,000,000. For purposes of this Section 3.3(c), “net worth” means the excess of the Investor’s total assets at fair market value, not including the value of the Investor’s primary residence, over Investor’s total liabilities, not including the amount of indebtedness on the Investor’s primary residence that does not exceed the value of the Investor’s primary residence. (d) Holder, which is an entity, is an Accredited Investor because the Holder has total assets of more than $5,000,000.

3.4 Holder is acquiring this Note for his/her/its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note and the securities issued upon conversion thereof (a) have not been registered under applicable securities laws, (b) will be a “restricted security: as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder’s representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.6 Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

ARTICLE IV - MISCELLANEOUS

4.1 Expenses. The Borrower agrees that all costs and expenses of the Subscriber in connection with the Note, together with any agreement and/or exhibits hereto (if any), shall be borne by the Borrower and incurred as the Borrower’s initial public offering expenses.

4.2 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power, or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.3 Notices. Any notice herein required or permitted to be given by the Company to the Holder shall be in writing and must be delivered via email to the email address provided by the Holder. The Company is required to email the Holder all such communications, ensuring that email is the primary and obligatory method for sending notifications under this Agreement. Notices from the Company to the Holder sent via email are deemed delivered upon sending, provided the sender does not receive a notification of email delivery failure. This provision establishes email as the mandatory method for the Company to fulfill its notification obligations to the Holder, acknowledging the efficiency and immediacy of electronic communications.

4.4 Definition of Note. The term “Notes” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended, or supplemented.

4.5 Assignability.

4.5.1 This Note may not be assigned, transferred, delegated, or sublicensed by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns, transfers, delegates, or sublicenses and shall inure to the benefit of the Holder and its successors and assigns.

4.5.2 This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned, or transferred by the Subscriber without the consent of the Borrower, subject only to the provisions of section 4.5.2 (a) of this Note.

4.5.2(a) The Subscriber understands that (i) the securities have not been and are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered during a Financing Event, (B) the Subscriber shall have delivered to the Borrower (if requested by the Borrower) an opinion of counsel, in a form reasonably acceptable to the Borrower, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Subscriber provides the Borrower with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities and such pledge of securities shall not be deemed to be a transfer, sale or assignment of the securities hereunder, and no Subscriber effecting a pledge of securities shall be required to provide the Subscriber with any notice thereof or otherwise make any delivery to the Subscriber pursuant to this Note or any other transaction document.

4.6 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

4.7 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

4.8 No Amendment. This Note shall not be amended without the prior written consent of the Holder.

4.9 Entire Agreement. This Note, together with any agreement and/or exhibits hereto (if any), constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

ARTICLE V - SHARE ISSUANCE TIMING

V.1 Issuance Timing. The Company shall instruct the transfer agent to deliver the issued shares within one business day of receiving a notice of conversion initially, and subsequently within one business day of the trigger for issuance of additional shares, if applicable, due to board resolution time requirements for issuance. The goal is to have the shares issued within two business days of the notice of conversion or the trigger date of the True-Up issuance. The Company shall make its best efforts but does not guarantee the timing of issuances that depend strictly on the Transfer Agent’s procedures. Nonetheless, the Company will strive to help meet the objective of a two-business-day delivery in case of conversion or a True-Up triggered mechanism issuance.

ARTICLE VI- WIRE INSTRUCTIONS TO FUND NOTE.

VI.1 Wiring instructions. attached as Exhibit 1 to this document.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the [●] day of [●] 2024.

BRB FOODS, INC.

Signature:

By:

Title:

SUBSCRIBER:

Signature:

Name:

Title:

Address:

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